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                                                                       EXHIBIT 2

                             MEMBERS OF FILING GROUP

Filing Party                               Item 3 Classification
----------------------------------------   ---------------------
V. Prem Watsa                                       (G)
1109519 Ontario Limited                             (G)
The Sixty Two Investment Company Limited            (G)
810679 Ontario Limited                              (G)
Fairfax Financial Holdings Limited                  (G)
Odyssey Re Holdings Corp.                           (G)
Odyssey America Reinsurance Corporation             (C)